Sub-Item 77C: Submission of matters to a vote of security holders

Shareholder Meeting Results (Unaudited)

The following proposals were addressed and approved at a Special Meeting of Shareholders held on August 12, 2008.

1. Proposal to approve a plan of reorganization providing for the acquisition of all the assets and liabilities of Hartford Global Financial Services HLS Fund (the “Acquired Financial Services Fund”) by Hartford Global Equity HLS Fund (the “Acquiring Fund,” solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Financial Services Fund.

Fund                                        For           Against    Abstain  Hartford Global Financial Services HLS Fund 2,361,918.005 69,284.508 199,034.816

2. Proposal to approve a plan of reorganization providing for the acquisition of all the assets and liabilities of Hartford Global Technology HLS Fund (the “Acquired Technology Fund”) by Hartford Global Equity HLS Fund (the “Acquiring Fund,” solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Technology Fund.

Fund                                 For             Against      Abstain
Hartford Global Technology HLS Fund  11,610,192.556  349,004.905  2,040,912.760

3. Proposal to approve a plan of reorganization providing for the acquisition of all the assets and liabilities of Hartford Global Communications HLS Fund (the “Acquired Communications Fund”) by Hartford Global Equity HLS Fund (the “Acquiring Fund,” solely in exchange for shares of the Acquiring Fund, followed by the complete liquidation of the Acquired Communications Fund.

Fund                                     For            Against      Abstain
Hartford Global Communications HLS Fund  1,959,731.377  120,768.584  241,419.577

The following proposal was addressed and approved at a Special Meeting of Shareholders held on September 3, 2008.

Proposal to approve a plan of reorganization providing for the acquisition of all the assets and liabilities of Hartford Mortgage Securities HLS Fund (the “Acquired Fund”) by Hartford U.S. Government Securities HLS Fund (the “Acquiring Fun,” solely in exchange for shares of the Acquiring Fund, followed by a complete liquidation of the Acquired Fund.

Fund                                  For            Against       Abstain
Hartford Mortgage Securities HLS Fund 32,803,933.283 1,264,373.455 4,167,673.398